UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

NEW MEDIUM ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-51880	11-3502174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 The Vale, London, United Kingdom W3 7QS
(Address of Principal Executive Offices, including Zip Code)

011 44 20 8746 2018
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

INDUSTRY VETERAN MICHAEL JAY SOLOMON JOINS NME INC. AS CHAIRMAN OF THE BOARD

New Medium Enterprises announces today that industry veteran Michael Jay Solomon has agreed to join NME as its new Chairman.

Michael Jay Solomon has a long and illustrious career in media and film. He started with United Artists in 1956 and was with them for eight years and MCA/Universal for fourteen years. He founded Telepictures Corp. and in 1985 merged it into Lorimar/Telepictures Corp., which was acquired by Warner Bros. in 1989, when he became President of Warner Bros. International. Michael is now also creating several internet portals of original content.

With great experience in the international marketplace, Michael will work with the NME Board and Senior Management Team to develop its business on a global scale.

“I believe Michael’s coming on board will add tremendous value to NME in terms of experience and relationships”, said Mahesh Jayanarayan, NME CEO. “Our business is media driven. His background will open doors to us and take us into another strata of the media world.”

Michael states, “I am very excited to be part of NME, as I have always been a pioneer in this industry, and with their new technology in the digital world I believe that this company will be very successful.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

Date: August 17, 2007	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer